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                                                                      24.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-4186) pertaining to the 1995 Directors' Stock Option Plan, the 1995 Employee Stock Purchase Plan, and 1993 Stock Plan of Conceptus, Inc. of our report dated February 3, 1997 with respect to the consolidated financial statements of Conceptus, Inc. included and incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                       ERNST & YOUNG, LLP




Palo Alto, California
June 23, 1997